Exhibit 21

R. R. Donnelley & Sons Company

Subsidiaries as of 2/21/2013

Entity Name	Domestic Jurisdiction	Country
77 Cap General Partner, Inc.	Delaware	United States
77 Capital Partners II., L.P	Delaware	United States
Asia Printers Group Limited	Cayman Islands	Cayman Islands
Banta Corporation	Wisconsin	United States
Banta Europe B.V.	Netherlands	Netherlands
Banta Global Turnkey (Shenzhen) Co., Ltd.	China	China
Banta Global Turnkey (Singapore) PTE LTD	Singapore	Singapore
Banta Global Turnkey Ltd.	Texas	United States
Banta Global Turnkey Ltd. [Ireland]	Ireland	Ireland
Banta Global Turnkey, Ltd. [UK]	United Kingdom	United Kingdom
Banta Global Turnkey, s.r.o.	Czech Republic	Czech Republic
Banta Integrated Media-Cambridge, Inc.	Massachusetts	United States
Beijing Donnelley Printing Co., Ltd.	Beijing	China
BGT-US, LLC	Wisconsin	United States
Bowne International Do Brasil Servicos Graficos E Comuncacao Corporative Ltda.	Brazil	Brazil
Bowne International Holdings GmbH	Switzerland	Switzerland
Bowne International Ltd. [UK]	United Kingdom	United Kingdom
Bowne International Luxembourg SARL	Luxembourg	Luxembourg
Bowne International, L.L.C.	Delaware	United States
Bowne UK Limited	United Kingdom	United Kingdom
Brightime Ventures Limited	Cayman Islands	Cayman Islands
Cardinal Brands Azteca S.A. de C.V.	Mexico	Mexico
Cardinal Brands Canada Company	Nova Scotia	Canada
Cardinal Brands de Mexico S.A. de C.V.	Mexico	Mexico
Cardinal Brands Fabricacion S.A. de C.V.	Mexico	Mexico
Cardinal Brands Holding Company	Delaware	United States
Cardinal Brands Matamoros S.A. de C.V.	Mexico	Mexico
Critical Mail Continuity Services Limited	England	England
Data Entry Holdings Limited (Jersey)	Channel Islands	Jersey
Data Entry International Limited (Cyprus)	Cyprus	Cyprus
DEI Group Limited	England	England
Devonshire Appointments Limited	England	England
Devonshire GmbH	Germany	Germany
Devonshire Recruitment Holdings Limited	England	England
Devonshire Sp. z o.o	Poland	Poland
Dongguan Donnelley Printing Co., Ltd.	China	China
Donnelley Cochrane Grafica Editora Do Brasil Ltda.	Brazil	Brazil
e-doc Group Pension Scheme Trustee Limited	England	England
edotech Trustee Company Limited	England	England
Helium, Inc.	Delaware	United States
Impresora Donneco Internacional, S. de R.L. de C.V.	Mexico	Mexico
Inversora Dirkon S.A.	Uruguay	Uruguay
Journalism Online, LLC	Delaware	United States
King Yip (Dongguan) Printing & Packaging Factory Ltd.	China	China
King Yip Packaging (China) Limited	British Virgin Islands	British Virgin Islands
Kunshan Donnelley Commerical Co., Ltd	China	China
Lasercom (UK) Limited	England	England
Lasercom Holdings Limited	England	England
LibreDigital, Inc.	Delaware	United States
LLC “R.R. Donnelley”	Moscow	Russian Federation
Maverick Acquisition LLC	Delaware	United States
Moore (St.Lucia) Ltd	St. Lucia	St. Lucia
Moore Business Forms Holdings UK Limited	United Kingdom	United Kingdom

Moore Business Forms Limited	United Kingdom	United Kingdom
Moore Canada Corporation	Nova Scotia	Canada
Moore Chile, S.A.	Chile	Chile
Moore de Venezuela SA	Venezuela	Venezuela
Moore IMS BV	Netherlands	Netherlands
Moore International B.V.	Netherlands	Netherlands
Moore Paragon (Caribbean) Limited	Barbados	Barbados
Moore Response Marketing BV	Netherlands	Netherlands
Moore Response Marketing BVBA	Belgium	Belgium
Moore Response Marketing GmbH	Germany	Germany
Moore Response Marketing Ltd	United Kingdom	United Kingdom
Moore Trinidad Ltd	Trinidad	Trinidad And Tobago
Noble World Printing (Holdings BVI) Limited	British Virgin Islands	British Virgin Islands
OfficeTiger BV	Netherlands	Netherlands
OfficeTiger Global Real Estate Services Inc.	Delaware	United States
OfficeTiger Holdings Inc.	Delaware	United States
OfficeTiger LLC	Delaware	United States
R R Donnelley Outsource (Private) Limited	Sri Lanka	Sri Lanka
R. R. Donnelley (Europe) Limited	Delaware	United States
R. R. Donnelley (Mauritius) Holdings LTD	Mauritius	Mauritius
R. R. Donnelley (Santiago) Holdings LLC	Delaware	United States
R. R. Donnelley (U.K.) Directory Limited	United Kingdom	United Kingdom
R. R. Donnelley (U.K.) Limited	United Kingdom	United Kingdom
R. R. Donnelley Argentina, S.A.	Argentina	Argentina
R. R. Donnelley Asia Printing Solutions Limited	Hong Kong	Hong Kong
R. R. Donnelley Business Communication Services Limited	England	England
R. R. Donnelley Business Process Outsourcing Limited	England	England
R. R. Donnelley Chile Limitada	Chile	Chile
R. R. Donnelley de Costa Rica, S.A.	Costa Rica	Costa Rica
R. R. Donnelley de Guatemala, S.A.	Guatemala	Guatemala
R. R. Donnelley de Honduras, S.A. de C.V.	Honduras	Honduras
R. R. Donnelley de Mexico S. de R.L. de C.V.	Mexico	Mexico
R. R. Donnelley Deutschland GmbH	Frankfurt/Main	Germany
R. R. Donnelley Document Solutions (Austria) GmbH	Austria	Austria
R. R. Donnelley Document Solutions (Germany) GmbH	Germany	Germany
R. R. Donnelley Document Solutions (Ireland) Limited	Ireland	Ireland
R. R. Donnelley Document Solutions (Switzerland) GmbH	Switzerland	Switzerland
R. R. Donnelley Document Solutions Sp. z.o.o.	Poland	Poland
R. R. Donnelley El Salvador, S.A. de C.V.	El Salvador	El Salvador
R. R. Donnelley Europe B.V.	Netherlands	Netherlands
R. R. Donnelley Europe Sp. z o.o	Poland	Poland
R. R. Donnelley Financial Asia Limited	Hong Kong	Hong Kong
R. R. Donnelley Global Document Solutions Limited	England	England
R. R. Donnelley Global Turnkey Solutions Poland, Sp. z.o.o	Poland	Poland
R. R. Donnelley Global, Inc	Delaware	United States
R. R. Donnelley Holdings C.V.	Netherlands	Netherlands
R. R. Donnelley Holdings Mexico, S. de R.L. de C.V.	Mexico	Mexico
R. R. Donnelley Hungary Printing and Trading Limited Liability Company	Hungary	Hungary
R. R. Donnelley Imprimerie Nationale Document Solutions SAS	France	France
R. R. Donnelley Kielce S.A.	Poland	Poland
R. R. Donnelley Latin America L.L.C.	Delaware	United States
R. R. Donnelley Limited	United Kingdom	United Kingdom
R. R. Donnelley Luxembourg SARL	Luxembourg	Luxembourg
R. R. Donnelley Netherlands B.V.	Netherlands	Netherlands
R. R. Donnelley Print & Media Services Limited	England	England
R. R. Donnelley Printing (France) SARL	France	France
R. R. Donnelley Printing Company	Delaware	United States

R. R. Donnelley Publishing India Private Limited	India	India
R. R. Donnelley Receivables, Inc.	Nevada	United States
R. R. Donnelley Roman Financial Limited	Hong Kong	Hong Kong
R. R. Donnelley Starachowice Sp. z o.o	Poland	Poland
R.R. Donnelley de Puerto Rico, Corp.	Puerto Rico	United States
R.R. Donnelley Holdings B.V.	Netherlands	Netherlands
R.R. Donnelley Operaciones, S. de R.L. de C.V.	Mexico	Mexico
Roman Financial Press (Holdings) Limited	British Virgin Islands	British Virgin Islands
RR Donnelley Servicios, S.A. de C.V.	Mexico	Mexico
RR Donnelley (Chengdu) Printing Co., Ltd.	Chengdu	China
RR Donnelley (China) Holding Co., Ltd.	China	China
RR Donnelley (Hong Kong) Limited	Hong Kong	Hong Kong
RR Donnelley (Shanghai) Commerical Co., Ltd.	China	China
RR Donnelley Alabuga LLC	Republic of Tatarstan	Russian Federation
RR Donnelley Belgium BVBA	Belgium	Belgium
RR Donnelley Document Solutions SAS	France	France
RR Donnelley Editora e Grafica Ltda.	Brazil	Brazil
RR Donnelley Financial Ireland Limited	Ireland	Ireland
RR Donnelley Financial, Inc.	Delaware	United States
RR Donnelley Finland Oy	Finland	Finland
RR Donnelley Global Business Process Outsourcing Limited	England	England
RR Donnelley Global Document Solutions Group Limited	United Kingdom	United Kingdom
RR Donnelley Global Turnkey Solutions (Kunshan) Co., Ltd.	China	China
RR Donnelley Global Turnkey Solutions Limited	Ireland	Ireland
RR Donnelley Global Turnkey Solutions Mexico, S. de R.L. de C.V.	Mexico	Mexico
RR Donnelley Holdings Venezuela, S.A.	Venezuela	Venezuela
RR Donnelley India Outsource Private Limited	Chennai	India
RR Donnelley International de Mexico, S.A. de C.V.	Mexico	Mexico
RR Donnelley Italy S.r.l.	Italy	Italy
RR Donnelley Japan, Inc.	Tokyo	Japan
RR Donnelley Logistics Services Worldwide, Inc.	Delaware	United States
RR Donnelley Philippines Inc.	Philippines	Philippines
RR Donnelley SAS	France	France
RR Donnelley Singapore Pte Ltd.	Singapore	Singapore
RR Donnelley Spain, S.L.	Spain	Spain
RRD BPO Holdings Limited	England	England
RRD Canada Financial Company	Nova Scotia	Canada
RRD Dutch Holdco, Inc.	Delaware	United States
RRD Financial of New York City, L.L.C.	New York	United States
RRD GDS Holdings (Europe) Limited	England	England
RRD GDS Limited	United Kingdom	United Kingdom
RRD Holdings C.V.	Netherlands	Netherlands
RRD Netherlands LLC	Delaware	United States
RRD PM Holdings Limited	England	England
RRD Secaucus Financial, Inc.	New York	United States
RRD SSC Europe BVBA	Belgium	Belgium
Sequence Medical LLC	Delaware	United States
Sequence Partners LLC	Delaware	United States
Sequence Personal LLC	Delaware	United States
Shanghai Donnelley PreMedia Technology Co., Ltd.	Shanghai	China
Shenzhen Donnelley Printing Co., Ltd.	China	China
Sierra Industrial S. de R.L. de C.V.	Mexico	Mexico
South China Printing (Holdings) Ltd.	Cayman Islands	Cayman Islands
South China Printing Company Limited	Hong Kong	Hong Kong
Valiant Packaging (Holdings) Limited	British Virgin Islands	British Virgin Islands
Von Hoffman LLC	Delaware	United States
Von Hoffmann Holdings Inc.	Delaware	United States
work-bench co-op LLC	Delaware	United States